UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2006

American Real Estate Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY 10153
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Section 8 - Other Events

Item 8.01. Other Events.

On December 7, 2006, we entered into a subscription and standby commitment agreement, or the Commitment Agreement, with our majority-owned subsidiary, WestPoint International, Inc., or WestPoint. The Commitment Agreement provides that (1) we will purchase 1,000,000 shares of Series A-1 Preferred Stock for a purchase price of $100 per share, for an aggregate purchase price of $100 million, and (2) if the other stockholders of record of WestPoint  do not purchase all of the 1,000,000 shares of Series A-2 Preferred Stock to be offered to them at $100 per share as described below, we will  purchase the entirety of the Series A-2 Preferred Stock for a purchase price of $100 per share, for an aggregate purchase price of $100 million.

The Series A-2 Preferred Stock is being offered and sold in a private placement only to accredited investors (as defined in Rule 501(a) under the Securities Act of 1933), who are record holders of common stock, par value $.01 per share, of WestPoint. The Series A-1 and A-2 Preferred Stock will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an exemption from registration requirements.

The foregoing description of the Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 - Subscription and Standby Commitment Agreement, dated as of December 7, 2006, by and among WestPoint International, Inc. and American Real Estate Holdings Limited Partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By:	American Property Investors, Inc.,
its General Partner

By:	/s/ Hillel Moerman
Hillel Moerman
Chief Financial Officer
American Property Investors, Inc.,
the General Partner of
American Real Estate Partners, L.P.

Date: December 8, 2006